EXHIBIT L





                             SUBSCRIPTION AGREEMENT

David B. McKinney
Columbus Funds, Inc.
227 Washington Street
Columbus, IN 47202

Gentlemen:

         The undersigned purchasers (each a "Purchaser" and collectively the "Purchasers") hereby subscribes to the number of shares (the "Shares") of common stock of the series of Columbus Funds, Inc. (the "Company") as set forth below on the signature page and agrees to pay the purchase price thereafter at $10 per share subscribed immediately to the Company.

         It is understood that a certificate representing the Shares shall not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Company's transfer agent. Notwithstanding the fact that a certificate representing ownership will not be issued, the Shares will be deemed fully paid and nonassessable.

         Each Purchaser agrees that the Shares are being purchased for investment with no present intention to resell or redeem the Shares.

         Dated and effective as of the 17th day of December, 2003.

                            Purchasers:

                            /S/ MICHAEL G. DOW
                            ------------------
                            Michael G. Dow
                            Number of Shares:  5,000
                            Aggregate Purchase Price:  $50,000
                            Series of Common Stocks:  Columbus High Yield Fund

                            /S/ MARK M. EGAN
                            -----------------
                            Mark M. Egan
                            Number of Shares:  5,000
                            Aggregate Purchase Price:  $50,000
                            Series of Common Stocks:  Columbus High Yield Fund

                                   ACCEPTANCE

         The foregoing subscription is hereby accepted.

         Dated and effective as of the 17th day of December, 2003.

                                                     COLUMBUS FUNDS, INC.


                                                     /S/ DAVID B. MCKINNEY
                                                     ----------------------
                                                     By:  David B. McKinney